QWEST COMMUNICATIONS INTERNATIONAL INC.

            OFFER TO EXCHANGE CERTAIN OUTSTANDING QWEST STOCK OPTIONS

                       ELECTION FORM AND RELEASE AGREEMENT
Instructions:

         o Before you complete or return this form, you should read the Amended and Restated Offer Circular dated November 2, 2001 (the "Exchange Offer Circular"), that accompanies this form. You may obtain a copy of the Exchange Offer Circular on the Qwest website. The Exchange Offer Circular contains important information about the terms and risks of the Exchange Offer, and explains many of the terms used in this form. For purposes of this form, "Eligible Options" means all outstanding options granted to you under the Qwest Equity Incentive Plan or under the U S WEST stock plans with a current exercise price equal to or greater than $35 per share, and "Recent Options" means all outstanding options granted to you by Qwest on or after May 29, 2001.

         o After you have read the Exchange Offer Circular, please complete this form and return it to Qwest. You may return the form by mail, courier, hand delivery (during normal business hours) or fax to the following address:

                           Qwest Communications International Inc.
                           555 17th Street, 7th Floor,
                           Denver, Colorado  80202
                           Attention:  Qwest Stock Administration
                           Fax No.:  303-992-1174

              For your convenience, a postage-paid, pre-addressed envelope was included with your package of Exchange Offer materials for you to use to return this form to Qwest.

         o We cannot accept election forms by e-mail or any other means of delivery other than those means identified above. If you do not use the enclosed pre-addressed envelope to return this form to Qwest, you must pay all mailing or courier costs to deliver this form to Qwest. The method by which you deliver the signed election form to Qwest is at your option and risk, even if you use the pre-addressed envelope, and delivery will be effective only when the form is actually received by Qwest. In all cases, you should allow sufficient time to ensure timely delivery.

         o Qwest is not obligated to give you notice of any defects or irregularities in your elections on this form, nor will anyone incur any liability for failure to give any such notice. Qwest will determine, in its discretion, all questions as to the form and validity, including time of receipt, of elections. Qwest's determination of these matters will be final and binding.

         o If you need additional information, please read the Exchange Offer Circular or contact Qwest Stock Administration at
              StockAdmin2@Qwest.com, at the address given above or at 866-437-0007 (during normal business hours).

         o DEADLINE: If you wish to accept the Exchange Offer, we must receive this election form at our offices no later than 5:00 p.m., Mountain Standard Time, on November 30, 2001, unless we extend the deadline for the Exchange Offer. If we do not receive an election form from you prior to this deadline, you will be deemed to have rejected the Exchange Offer.

A. Exchange Offer Election. I hereby (check the applicable box - if no election is checked, you will be deemed to have rejected the Exchange Offer):

     |_| Accept the Exchange Offer with respect to all of my Eligible Options and all of my Recent Options. I further agree to be bound by the terms of the release and other terms and conditions set forth in Section C of this form. (Sign under Section B of this form and return this form to Qwest.)

     |_| Accept the Exchange Offer only with respect to the specific grants of my Eligible Options identified below and with respect to all of my Recent Options (whether or not identified below). I further agree to be bound by the terms of the release and other terms and conditions set forth in Section C of this form. (Fill in the following table to indicate the Eligible Option grant(s) that you elect to exchange in the Exchange Offer. If you elect to exchange any portion of a particular option grant, you must exchange all of the unexercised options (whether or not vested) that are a part of that grant. If you elect to exchange any Eligible Option, you will be deemed to have elected to exchange all of your Recent Options, whether or not you list the Recent Options below. If you do not list all of your Eligible Options that you wish to exchange, you will be deemed to have rejected the Exchange Offer with respect to each of your Eligible Options (other than Recent Options) that you do not list. After completing the table, sign under Section B of this form and return this form to Qwest.)

         Grant Number                   Number of Options    Exercise Price    Number of Options
          (Optional)    Date of Grant   Originally Granted     Per Option    Currently Outstanding
          ----------    -------------   ------------------     ----------    ---------------------



|_| Reject the Exchange Offer and withdraw any previous elections. My Eligible Options and Recent Options will remain outstanding as described in the response to Question 25 in the Exchange Offer Circular.
         (Sign under Section B and return this form to Qwest.)

B.  Signature (All Persons).  I hereby represent and confirm to Qwest that:
---------------------------

        o I have full power and authority to sign and deliver this election and release form and to tender any Eligible Options and/or Recent Options pursuant to the terms of the Exchange Offer;
        o I have received and read, and I understand, the Exchange Offer Circular and its attachments and this election and release form (collectively referred to in this form as the "Offer Documents");
        o I have had adequate time and opportunity to ask questions of the Company about the Exchange Offer and the Offer Documents, and to seek advice from my independent legal, tax and/or financial advisors concerning the Exchange Offer and the Offer Documents;
        o I understand that the Offer Documents contain all of the terms of the Exchange Offer in their entirety, and that I have not relied on any other documents or oral representations from Qwest or any of its officers, directors, employees, representatives, affiliates or agents in deciding to accept or reject the Exchange Offer;
        o I understand that if I elect to exchange any of my Eligible Options, I must also exchange all of my Recent Options in the Exchange Offer;
        o Qwest has not made any recommendation to me as to whether I should accept or reject the Exchange Offer, and any election to accept the Exchange Offer is wholly voluntary;
        o the information set forth in my Statement of Employee Stock Option Holdings is correct; and
        o my election to accept or reject the Exchange Offer is correctly set forth in Section A above.

         I understand that the Exchange Offer will expire at 5:00 p.m., Mountain Standard Time, on November 30, 2001 (the "Expiration Time"), unless Qwest subsequently extends the Expiration Time. I understand that I may not revoke my election to accept or reject the Exchange Offer after the Expiration Time. I understand that I can withdraw or change my elections on this form at any time prior to the Expiration Time only by completing and signing a new election form

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

and returning it to Qwest prior to the Expiration Time. If I submit a new election form to Qwest prior to the Expiration Time, I understand that my previous election(s) will be cancelled, and that the elections marked on the new election form will be effective for all purposes relating to the Exchange Offer.

         I understand and agree that my employment with Qwest is and will continue to be on an at-will basis, and that my employment status with Qwest is not affected in any way by the Exchange Offer or by anything contained in the Offer Documents.

         I also understand that if I alter or modify this form in any way (other than by checking the box corresponding to my election in Part A, completing the table in Part A (if applicable) to identify the Eligible Options that I want to exchange in the Exchange Offer, and completing the signature block below), my alterations and/or modifications will not be effective and will not be binding on Qwest.

         This form will be deemed to have been executed and delivered within the State of Delaware, United States of America, and the rights and obligations of the parties hereunder, and the Offer Documents, will be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. The parties agree that the application of Delaware law to this form, the Exchange Offer and the Offer Documents is fair and equitable.

         If I have accepted the Exchange Offer (as indicated in Section A of this form) as to any of my Eligible Options or Recent Options, I agree to be bound by the terms of, and acknowledge that I have read and understand, the release and other terms and conditions set forth in Section C of this form, which are hereby incorporated by reference.

         This form must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified, and proper evidence of the authority of such person to act in such capacity must be submitted with this form.



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Signature                 Print Name               Date          Social Security
                                                                 Number

C. Release and Other Terms and Conditions (For Persons Accepting the Exchange Offer Only)
-----------------------------------------------------------------------------

By accepting the Exchange Offer (by marking such election in Section A of this form), and by my signature in Section B of this form, I hereby agree with Qwest as follows:

         o Subject to all of the terms and conditions of the Exchange Offer, I hereby tender all Eligible Options that I have elected to exchange, and all Recent Options that I am required to exchange, pursuant to the Exchange Offer (such exchanged options are referred to in this form as "Cancelled Options"), and I agree that, subject to acceptance by Qwest, all of my Cancelled Options will automatically terminate effective as of the Expiration Time of the Exchange Offer;

         o Upon acceptance of the Cancelled Options by Qwest, I, on my own behalf and on behalf of my heirs, dependents, executors, administrators and assigns, hereby release Qwest and its successors, assigns, affiliates, representatives, directors, officers and employees, past and present (collectively referred to in this form as "Released Persons"), with respect to and from any and all claims, damages, agreements, obligations, actions, suits, proceedings and liabilities of whatever kind and nature, whether now known or unknown, suspected or unsuspected (collectively referred to in this form as "Claims"), which I now own or hold or at any time previously owned or held against any of the Released Persons and that relate to or are in any way connected with the Cancelled Options. I acknowledge that I may later discover claims or facts that are in addition to or are different from those which I now know or believe to exist with respect to the Cancelled Options. Nevertheless, I hereby waive any Claim relating to or connected with the Cancelled Options that might arise as a result of such different or additional claims or facts. I fully understand the significance and consequence of this release.

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

         o I have not previously assigned or transferred to any person (other than Qwest) any interest in the Cancelled Options, and I agree to defend, indemnify and hold harmless all Released Persons from and against any claim based on or in connection with any purported assignment or transfer.

         o Qwest will be required to issue replacement options in exchange for my Cancelled Options only if I am an eligible employee of Qwest on the grant date for the replacement options, and otherwise only in accordance with the terms set forth in the Exchange Offer Circular. If I retire or my employment with Qwest otherwise terminates for any reason (whether voluntary or involuntary, or at my election or Qwest's election) before Qwest issues any replacement options pursuant to the Exchange Offer, I understand and agree that I will not be entitled to receive any replacement options, and that all of my Cancelled Options will not be reinstated, and will remain cancelled.

         o If Qwest is involved in a merger, change of control or other reorganization event prior to the date upon which Qwest proposes to issue the replacement options pursuant to the Exchange Offer, it is possible that I will not receive any replacement options, securities of the surviving corporation or other consideration in exchange for my Cancelled Options or in exchange for any replacement options that Qwest otherwise would have granted to me pursuant to the Exchange Offer.

         o Any replacement options issued in exchange for my Cancelled Options will be evidenced by a new instrument of grant to be issued by Qwest under the Equity Incentive Plan.

         o The Offer Documents comprise the entire agreement and final understanding concerning the Exchange Offer and my Cancelled Options, and the Offer Documents supersede and replace all prior agreements, proposed or otherwise, whether written or oral, between Qwest and me concerning the subject matter thereof. Qwest will not be bound by any representation, promise or agreement that is not specifically contained in the Offer Documents.

         o Qwest reserves the right, under the circumstances set forth in the Exchange Offer Circular, to terminate or amend the offer, or to postpone its acceptance and cancellation of any Cancelled Options.

         o If any provision of the Offer Documents or this election and release form is found to be invalid, such finding will not affect the validity and enforceability of the other provisions of such documents, so long as the essential economic provisions of this form and the Exchange Offer can still be given effect.

         o I agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this form and the Exchange Offer and which are not inconsistent with their respective terms.

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FOR COMPANY USE ONLY

Accepted and Agreed on Behalf of the Company: Qwest Communications International Inc. (To be completed by Qwest after the Exchange to certify that the Exchange has been completed.)


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Signature                          Title                       Date
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(End of document.)

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